EXHIBIT 5

                                   LAW OFFICES
                                  McAfee & Taft
                           A PROFESSIONAL CORPORATION
                        10TH FLOOR, TWO LEADERSHIP SQUARE
                               211 NORTH ROBINSON
                       OKLAHOMA CITY, OKLAHOMA 73102-7103
                                 (405) 235-9621
                               FAX (405) 235-0439
                            http://www.mcafeetaft.com

                                  June 17, 2004



Dobson Communications Corporation
14201 Wireless Way
Oklahoma City, Oklahoma 73134

                                  Re:  Shares of Class A Common  Stock,
                                       Par Value $.001, to be issued pursuant to Dobson Communications Corporation 2002 Stock Incentive Plan

Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the Dobson
Communications Corporation 2002 Stock Incentive Plan (the "Plan"), which Registration Statement covers the offer and sale of an additional 4,000,000 shares of Class A common stock, par value $.001 per share under the Plan, of Dobson Communications Corporation (the "Company"). We have also examined your minute books and other corporate records, and have made such other investigation as we have deemed necessary in order to render the opinions expressed herein.

     Based on the foregoing, we are of the opinion that:

     1. The Company is duly organized and validly existing under the laws of the State of Oklahoma.

     2. The Class A common stock to be purchased pursuant to the Plan, when issued in accordance with the Plans, will be legally issued, fully paid and nonassessable in accordance with the Oklahoma General Corporation Law.

     Consent is hereby given for the inclusion of this opinion as part of the referenced Registration Statement.

                                   Very truly yours,

                                   McAFEE & TAFT A PROFESSIONAL CORPORATION
                                   McAfee & Taft A Professional Corporation